UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 28, 2023

NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
404 Veterans Airpark Lane, Suite 300
Midland, TX 79705
(Address of Principal Executive Offices)
(432) 262-2700
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01	NGS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2023, Natural Gas Services Group, Inc. (the “Company”) entered into a Cooperation Agreement (the “Agreement”) with Mill Road Capital III, L.P., a Cayman Islands exempted limited partnership, and Mill Road Capital III GP LLC, a Cayman Islands limited liability company (such parties collectively, the “Mill Road Parties”) pursuant to which the Company agreed to appoint Justin C. Jacobs and Donald J. Tringali (the “Appointed Directors”) to its Board of Directors (the “Board”) and agreed to include the Appointed Directors as part of the Company’s slate of nominees for election to the Board at the 2023 annual meeting of shareholders. Mr. Tringali was appointed to fill the vacancy on the Board in connection with the resignation of John W. Chisholm on December 28, 2022. In addition, in connection with the Agreement, on April 28, 2023, Leslie A. Beyer resigned from the Board and Mr. Jacobs was appointed to fill the vacancy on the Board in connection with her resignation. The Board determined that each of Messrs. Jacobs and Tringali satisfies the requirements to serve as an independent director of the Company under applicable requirements of the New York Stock Exchange. At this time, the Board has not made any determinations regarding committee appointments for Messrs. Jacobs and Tringali. The Company expects to file an amendment to this Form 8-K to report any such appointments within four business days thereafter.

Under the terms of the Agreement, the Mill Road Parties agreed that they will not enter into any agreement with, or compensate, the Appointed Directors with respect to their role or service as a director of the Company. In addition, the Mill Road Parties confirmed that Mr. Tringali is not associated with the Mill Road Parties. Mr. Jacobs is a Management Committee Director of Mill Road Capital Management LLC, an affiliate of the Mill Road Parties.

In addition, during the term of the Agreement and subject to the Mill Road Parties holding an aggregate beneficial ownership of shares of common stock of the Company equivalent to a net long position of at least five percent (5%) of the outstanding shares of common stock of the Company as of the date of the Agreement, in the event an Appointed Director is unable or unwilling to serve as a director, resigns as a director, is removed as a director or ceases to be a director for any reason prior to the expiration of a stated cooperation period, then a new independent nominee selected by the Mill Road Parties and reasonably acceptable to the Company shall be appointed to fill the vacant position on the Board.

The Agreement also includes other customary voting, standstill and non-disparagement provisions that will continue for a stated cooperation period, such as, among other things (in each case subject to various exceptions):

•Standstill restrictions on the part of the Mill Road Parties relating to calling shareholder meetings, director nominations, shareholder proposals, proxy solicitations, changes to the Board, the formation of any group, certain public disclosures, proxy contests, other activist campaigns and related matters.

•The Mill Road Parties agreed to vote all of their shares of the Company’s common stock (i) in favor of each director nominated and recommended by the Board for election at any annual meeting or, if applicable, any other meeting of shareholders of the Company held during the term of the Agreement, (ii) against any shareholder nominations for directors that are not approved and recommended by the Board for election at any such meeting, and (iii) against any proposals or resolutions to remove any member of the Board.

•Each party agreed not to make defamatory statements about the other party.

•The Mill Road Parties agreed not to initiate any lawsuit against the Company, subject to certain exceptions.

•The Company agreed to reimburse the Mill Road Parties for certain expenses.

The cooperation period, including the standstill restrictions on the Mill Road Parties, will generally terminate the day after the 2025 deadline for shareholders to submit a notice to nominate one or more directors under the Company’s Bylaws; provided, however, if the Company does not irrevocably agree with the Mill Road Parties to re-nominate and support for re-election the Appointed Director whose term ends on the date of the 2025 annual meeting of shareholders at least 60 days before the 2025 nomination deadline to submit a notice to nominate one or more directors under the Company’s Bylaws, then the cooperation period will expire 30 days prior to the 2025 deadline. The standstill provisions may also terminate upon a breach of the Agreement by the Company or in connection with the public proposal of certain extraordinary corporate transactions.

The foregoing description is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

In connection with the entry into the Agreement, the Company and the Mill Road Parties agreed to negotiate in good faith and enter into a customary confidentiality agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 5.02.

On April 28, 2023, Leslie A. Beyer resigned from the Board of Directors of the Company in connection with the execution of the Cooperation Agreement. Ms. Beyer’s decision to retire was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On April 28, 2023, pursuant to the terms of the Cooperation Agreement, Justin C. Jacobs and Donald J. Tringali were appointed to the Board to fill the vacancies left by Ms. Beyer and John Chisholm. The biographies of Messrs. Jacobs and Tringali are set forth below.

Justin C. Jacobs

Justin C. Jacobs, 48, is a Management Committee Director of Mill Road Capital Management LLC, where he has worked since 2005. Mill Road Capital Management is an investment firm focused on investments in small, publicly traded companies. The firm manages multiple funds with approximately $1.0 billion of assets under management. From 1999 to 2004, Mr. Jacobs was employed at LiveWire Capital, an investment and management group backed primarily by The Blackstone Group and Thomas Lee Partners that focused on operationally intensive buyouts of middle market companies. While employed at LiveWire, he held various operational positions in numerous portfolio companies, including interim Chief Operating Officer, in addition to investment responsibilities. Before joining LiveWire, Mr. Jacobs was an investment professional in the private equity group at The Blackstone Group from 1996 to 1999. Mr. Jacobs is currently a member of the Board of Directors of Swiss Water Decaffeinated Coffee, Inc. He previously served as a member of the Boards of Directors of several public companies, including Ecology and Environment, Inc., Galaxy Nutritional Foods, Inc., National Technical Systems, Inc., and School Specialty, Inc., as well as numerous private companies, including Lignetics, Inc., Mother’s Market & Kitchen, Inc., PRT Growing Services LTD and Rubios Restaurants, Inc. Mr. Jacobs holds a B.S. from the McIntire School of Commerce at the University of Virginia with concentrations in accounting and finance.

Donald J. Tringali

Donald J. Tringali, 65, serves as the Chief Executive Officer of Augusta Advisory Group, a boutique financial and business consulting firm providing a full range of executive, operations and corporate advisory services to companies, a position he has held since founding the firm in 2001. Prior to founding Augusta Advisory Group, Mr. Tringali served as the Executive Vice President of Telemundo Group, Inc., a major media company serving the Hispanic population in the United States, from 1996 to 2001. Mr. Tringali has extensive experience serving on the boards of directors of public and private companies, including service as chairman, as well as on the audit, compensation, and nominating and governance committees of those companies. He currently serves on the boards of directors of Wavedancer, Inc., a Nasdaq-traded provider of information technology consulting and software development services for the government and the private sector, Swiss Water Decaffeinated Coffee, Inc., a green coffee decaffinator traded on the Toronto Stock Exchange, and POSaBIT Systems Corporation, a point-of-sale payments company focusing on the cannabis industry that is traded on the Canadian Stock Exchange. Mr. Tringali served as a director, and later as the Chairman of the Board, of National Technical Systems, Inc., a Nasdaq-traded international testing and engineering firm, from 1999 through its sale to a private equity firm in 2013. He is the former Executive Chairman of the Board of Cartesian, Inc., a Nasdaq-traded international telecommunications consulting company that was sold to a private equity group in 2018. Mr. Tringali began his career as a corporate attorney in Los Angeles, where he represented public and private companies in general business matters and mergers and acquisitions transactions. Mr. Tringali holds a Bachelor of Arts in Economics from UCLA and a Juris Doctor from Harvard Law School.

Item 7.01 Regulation FD Disclosure

On May 1, 2023, the Company issued a press release announcing the entry into the Cooperation Agreement. A copy of the Company’s May 1, 2023 press release is filed herewith as Exhibit 99.1.

The press release filed herewith as Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.
(d)         Exhibit
The Exhibit listed below is furnished as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Cooperation Agreement between Natural Gas Services Group, Inc., Mill Road Capital III, L.P., and Mill Road Capital III GP LLC dated April 28, 2023.
99.1	Press Release dated May 1, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Date:	May 2, 2023
		By:	/s/ Stephen C. Taylor

Stephen C. Taylor
Interim President & Chief Executive Officer